                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                   SECURITY ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                   SECURITY ASSOCIATES INTERNATIONAL, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                    SECURITY ASSOCIATES INTERNATIONAL, INC.
                       2101 SOUTH ARLINGTON HEIGHTS ROAD
                                   SUITE 100
                       ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650


                                                                  April 17, 1998
Dear Stockholder:

     It is my pleasure to invite you to the 1998 Annual Meeting of Stockholders of Security Associates International, Inc. The meeting will be held at 10 a.m. central time, on May 19, 1998, at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supercede your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Security Associates International, Inc., I want to thank you in advance for your continued support and confidence in 1998.

                                         Sincerely,




                                         /s/ Ronald I. Davis
                                         ----------------------------
                                         RONALD I. DAVIS
                                         Chairman of the Board

                    SECURITY ASSOCIATES INTERNATIONAL, INC.
                       2101 SOUTH ARLINGTON HEIGHTS ROAD
                                   SUITE 100
                       ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




To the Stockholders of Security Associates International, Inc.:

      Notice is hereby given that the 1998 annual meeting of stockholders (the "Meeting" or "Annual Meeting") of Security Associates International, Inc., a Delaware corporation (the "Company"), will be convened at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois, on May 19, 1998 at 10 a.m. central time (the "Meeting Date"). All stockholders of the Company (the "Stockholders") are entitled to attend the Meeting. The Meeting will be held for the following purposes:

      (1) To elect five Directors to hold office until the next annual meeting of Stockholders as provided in the Company's Bylaws (the "Bylaws");

      (2) To ratify the selection of Arthur Andersen LLP as the Company's independent auditor for the fiscal year ending December 31, 1998;

      (3)  To consider and vote upon an amendment to the Company's
           Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock from 500,000 to 1,000,000 shares;

      (4) To consider and vote upon a proposal to amend the terms of the Company's 12% Redeemable Preferred Stock to increase the threshold levels of new equity raised by the Company which trigger
           (i) an obligation to pay all accrued dividends, (ii) the Company's right to redeem the 12% Redeemable Preferred Stock, and
           (iii) the right of the holder of the 12% Redeemable Preferred Stock to convert that stock into Common Stock; and

      (5) To transact any other business as may properly come before the Meeting or any adjournment thereof.

      Stockholders of record of shares of the Company's Common Stock, $.001 par value per share, and Convertible Preferred Stock, par value $10.00 per share (collectively, "Shares"), at the close of business on March 25, 1998 ("Stockholders"), the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting, as more fully described in the Proxy Statement. Prior to the mailing of this Notice of Annual Meeting and Proxy Statement, the sole holder of the Company's 12% Redeemable Preferred Stock has consented to the proposed amendment to the terms of the 12% Redeemable Preferred Stock as set forth in Item No. 4 above. For ten days prior to the Meeting, a list of Stockholders entitled to vote at the Meeting with the address and the Shares held by each, will be kept on file at the offices of the Company located at 2101 South Arlington Heights Road, Suite 100, Arlington Heights, Illinois 60005 and at the offices of the Company's transfer agent LaSalle National Bank, located at 135 South LaSalle Street,

Chicago, Illinois 60628, and will be subject to inspection by any Stockholder at any time during usual business hours. The list will also be available for inspection by any Stockholder during the Meeting.

      Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any Stockholder giving a proxy has the right to revoke it at any time before it is voted. The proxy will not be used if you attend the Meeting and vote in person.





                                        By order of the Board of Directors:



                                        /s/ James S. Brannen
                                        ----------------------------------
                                        James S. Brannen

                                        President



























        The Company's 1997 Annual Report is enclosed with this notice.

                    SECURITY ASSOCIATES INTERNATIONAL, INC.
                       2101 SOUTH ARLINGTON HEIGHTS ROAD
                                   SUITE 100
                       ARLINGTON HEIGHTS, ILLINOIS 60005

                                 _____________

                                PROXY STATEMENT
                                 _____________

     The following information is provided in connection with the solicitation of proxies for the 1998 Annual Meeting of Stockholders of Security Associates International, Inc., a Delaware corporation (the "Company"), to be held on May 19, 1998, at 10 a.m. central time, at the Sheraton Suites, located at 121 Northwest Point Boulevard, Elk Grove Village, Illinois, and adjournments thereof (the "Meeting" or "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to Stockholders, beginning on or about April 17, 1998, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for the Annual Meeting. Proxies are solicited to give all Stockholders of record on the close of business on March 25, 1998 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the Stockholder is present or represented by proxy.

     Each share of the Company's Common Stock (the "Common Stock"), $.001 par value per share (which are each entitled to one vote) and Convertible Preferred Stock (the "Convertible Preferred Stock"), par value $10.00 per share (which are each entitled to 100 votes) (collectively the Common Stock and Convertible Preferred Stock are referred to herein as the "Shares") represented at the Annual Meeting is entitled to vote on each matter properly brought before the Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the Shares entitled to vote at a Meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Meeting. Any other matters that may be submitted at the Meeting shall be determined by a majority of the votes cast (the amendment to the terms of the 12% Redeemable Preferred Stock also requires the consent of the holder thereof, which has already been obtained). Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as director, and proxies which are marked to deny discretionary authority on other matters, will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the person named in the proxy card will vote the shares in favor of the election of all listed nominees and all the other items listed in the Notice of Annual Meeting of Stockholders, and at his discretion on any other matter that may properly come before the Meeting in accordance with his best judgment. As of the date this Proxy Statement went to press, the Company knew of no other matter, other than those described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If a broker or other nominee holding Shares for a beneficial owner does not vote on a proposal (broker non-votes), the Shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the Meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     As of the Record Date, 6,110,230 shares of Common Stock and 64,584.43 shares of Convertible Preferred Stock (representing 6,458,443 shares of Common Stock on an as converted basis) were issued and outstanding.

     A copy of the Company's 1997 Annual Report is being mailed to Stockholders concurrently with this Proxy Statement.


                               BOARD OF DIRECTORS

GENERAL

     The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means.

     The Board met twice in 1997: first in April, at which three of the directors were present, and again in October, at which all directors were present. Additionally, the Board acted by unanimous consent on seven occasions during 1997.

     Biographical information on the director nominees is set forth herein under the caption "Item No. 1 - Election of Directors."

COMMITTEES

     The Board has formed a standing Audit Committee and a standing Compensation Committee to assist the Board in carrying out its duties.

     The AUDIT COMMITTEE has three members. Members of this committee are Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the Company's independent certified public accountants and appropriate Company financial personnel about these matters.

     The COMPENSATION COMMITTEE has three members. Members of this committee are Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, and administers compensation plans for executive officers.

     The Audit Committee and Compensation Committee were established in January 1998 and, therefore, did not meet in the fiscal year ended December 31, 1997.

DIRECTOR COMPENSATION

     Beginning January 1998, directors who are not executive officers of the Company are paid a fee of five hundred dollars ($500) per month as compensation for their services. All directors (other than Mr. Salvatore) are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Mr. Jones was awarded options to purchase 10,000 shares of the Company's Common Stock, at an exercise price of $6.00 per share, when he joined the Board of Directors. Mr. Jones' options expire December 31, 2002.

                       ITEM NO. 1 - ELECTION OF DIRECTORS

     The Board, pursuant to the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, has determined that the number of directors shall be five. The five Directors will be elected at the Meeting, each to serve until the next annual meeting of Stockholders and until their respective successors are elected and qualified. The following nominees have been selected and approved by the Board for submission to the Stockholders for approval:
Ronald I. Davis, James S. Brannen, Thomas J. Salvatore, Douglas Oberlander and Michael B. Jones. Unless instructions to the contrary are given, the person named as the proxy voter ("Proxy") in the accompanying proxy card, or his substitute, will vote for the nominees for director set forth below with respect to all proxies received by the Company. If any nominee should become unable or unwilling to serve for any reason, the Proxy intends to cast votes for a substitute nominee designated by the Board. Management knows of no reason why a nominee should be unable or unwilling to serve.

     The names of nominees for director and certain information regarding them, including their principal occupations for the past five years, are as follows:

     RONALD I. DAVIS, age 59, is a founder of the Company and has been Chairman of the Board since October 1990. Prior to formation of the Company, he had many years of experience in the security alarm industry. He was the founder, and from 1987 to 1990, the chairman and principal shareholder of SAI Partners, Inc., an alarm dealer buying group which also provided alarm dealers with other support services such as training and educational programs, consulting, group insurance programs and certain proprietary alarm products manufactured by others. From 1982 to 1987, Mr. Davis was president of Security Alliance Corporation, a franchise company in the alarm industry and a joint venturer with Pittway Corporation. Prior to 1982, Mr. Davis was a full time consultant to many of the alarm companies that now make up the affiliates of the Company's Dealer Network. Mr. Davis attended Roosevelt University where he received a B.A.

     JAMES S. BRANNEN, age 59, is a founder of the Company and has been a Director and President of the Company since October 1990 and Chief Executive Officer since 1992. He was a self-employed consultant in the alarm industry from February 1988 to October 1990. From 1962 until 1987, Mr. Brannen was employed by the First National Bank of Chicago where he served as a senior vice president in both the commercial and international banking departments. In those capacities, he managed the commercial areas of the bank responsible for lending to the cable television and paging industries. In addition, he managed the secured lending activity and was responsible for organizing and managing the bank's first work-out lending activity. Mr. Brannen has an A.B. degree from Dartmouth College and received an MBA degree from Northwestern University.

     THOMAS J. SALVATORE, age 30, was elected as a Director of the Company in December 1996. Since 1991, Mr. Salvatore has been the managing general partner of TJS Management, L.P. which is the general partner of TJS Partners, L.P. ("TJS"), a principal stockholder of the Company. TJS has a contractual right to designate two directors to the Company's Board of Directors and Mr. Salvatore is one of the designees (the remaining director has not been designated as of the date of this Proxy Statement). Mr. Salvatore holds a Bachelors Degree in Business Administration from Fordham University.

     DOUGLAS OBERLANDER, age 47, has been a Director since January 1994. Since 1989, Mr. Oberlander has been president of Lease I, Inc. a commercial lease and finance company. From 1965 to 1988, Mr. Oberlander was employed by Oberlander Security, a security alarm dealer. Since 1991, Mr. Oberlander has served as a director of Oberlander Alarms, a security alarm dealer.

     MICHAEL B. JONES, age 46, was appointed a Director of the Company in January 1998. He has been president of ProFinance Associates, Inc. since he co-founded it in 1985. ProFinance has been a broker-dealer firm since 1990. Mr. Jones was with Marine Midland Bank from 1977 until 1985. He was responsible for starting a communications/electronics lending group in 1991 and, in his last position as group executive, for leading that group. That group was one of the first institutional lenders to the alarm industry. Mr. Jones has a Bachelors Degree in Liberal Arts from the University of Arizona and a Masters Degree in International Relations from the Johns Hopkins University School of Advanced International Studies.

RECOMMENDATION

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES



     ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Company are included in the Company's Annual Report furnished to all Stockholders. The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to examine its financial statements for the fiscal year ending December 31, 1998 and seeks the Stockholders' ratification of this appointment. The Board of Directors believes that Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company.

     Arthur Andersen LLP acted as the Company's principal accountants for the fiscal year ended December 31, 1997. The total fees for services rendered in 1997 by Arthur Andersen LLP to the Company were approximately $132,512, which fees included the preparation of the financial statements for the Company's Registration Statement on Form S-1 and reviews and audits of businesses acquired by the Company, as well as the audit fees which are incurred in conjunction with the preparation of the Company's quarterly and annual financial statements. The independent public accountants have advised the Company that they have no direct or material indirect financial interest in the Company.

     Fees applicable to the audit of the Company's financial statements will be reviewed by the Audit Committee before the services are provided. Generally, other services to be provided by Arthur Andersen LLP will not require prior approval by the Board of Directors, but will be subsequently reviewed by the Board of Directors.

     Although the selection of an auditor does not require a vote of the Stockholders, the Board of Directors believes it is desirable to obtain the ratification of the Stockholders of this selection. Due to the difficulty and expense involved in retaining another independent firm on short notice, the Board of Directors does not contemplate appointing another firm to act as the Company's independent auditor for the fiscal year ending December 31, 1998 if the Stockholders do not ratify the appointment of Arthur Andersen LLP. Instead, if the Stockholders do not ratify the appointment of Arthur Andersen LLP for the fiscal ending December 31, 1998, the Board of Directors will consider the vote as advice in making their selection of an independent auditor for the following year. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.


RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to ratify the selection.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE BOARD'S SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 1998.

     ITEM NO. 3 - PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
     INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF PREFERRED STOCK FROM 500,000 SHARES TO 1,000,000 SHARES.

     The Board of Directors has unanimously adopted resolutions approving, and authorizing management to take such actions as are necessary to submit to a vote of the Stockholders, an amendment to the Company's Certificate of Incorporation, as amended, (the "Certificate"), to increase the Company's authorized shares of preferred stock from 500,000 shares to 1,000,000 shares (the "Amendment"). The text of the proposed amendment is attached hereto as Annex A. As of March 31, 1998, there were 408,749.43 shares of preferred stock issued and outstanding, leaving 91,250.57 authorized but unissued shares of preferred stock available for issuance to take advantage of attractive business opportunities, future financings or other proper corporate purposes.

     The Board of Directors currently has the authority to cause the issuance, from time to time, of preferred stock in one or more series for any proper purpose without further Stockholder approval. The Board of Directors has the express right to determine when, and if, to issue preferred stock and with respect to any issuance of preferred stock, the number of shares to be issued, the stated value and dividend rate and relative, participating and special rights, qualifications, limitations and restrictions thereof. However, only 91,250.57 additional shares of preferred stock are currently available for issuance.

     In the opinion of the Board of Directors, it is desirable to increase the number of authorized shares of preferred stock in order to afford the Company the flexibility necessary to take immediate advantage of an attractive business opportunity if one should become available, for future financings or other proper corporate purposes.

     The issuance of additional shares of preferred stock may, among other things, have a dilutive effect on earnings per share and on the proportionate equity ownership and voting power of current Stockholders. Stockholders do not have any preemptive rights. Under certain circumstances, the issuance of preferred stock may have the effect of hindering or delaying a merger or acquisition of the Company or a change in control of the Company. New issuances of preferred stock may also cause restrictions on the payment of dividends or distributions to holders of the Company's Common Stock or other preferred stock ranking junior to such newly issued shares. Under applicable Delaware law, holders of preferred stock are generally entitled to vote on any proposed amendment to the Certificate of Incorporation or other corporate action, such as a merger, which would effect an exchange or reclassification of all or a portion of the class or series of stock of which their shares are a part, increase or decrease the aggregate number of authorized shares of such class, or otherwise affect the preferences or relative rights of such class.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to approve the proposed amendment to the Certificate of Incorporation, as amended.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF PREFERRED STOCK FROM 500,000 SHARES TO 1,000,000 SHARES.

     ITEM NO. 4 - PROPOSAL TO AMEND THE TERMS OF THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND LIMITATIONS OF THE
     COMPANY'S 12% REDEEMABLE PREFERRED STOCK, TO INCREASE THE
     THRESHOLD LEVELS OF NEW EQUITY RAISED BY THE COMPANY WHICH TRIGGER
     (i) AN OBLIGATION TO PAY ALL ACCRUED DIVIDENDS, (ii) THE COMPANY'S
     RIGHT TO REDEEM THE 12% REDEEMABLE PREFERRED STOCK, AND (iii) THE
     RIGHT OF THE HOLDER OF THE 12% REDEEMABLE PREFERRED STOCK TO CONVERT THAT STOCK INTO COMMON STOCK.

     The Board of Directors has unanimously adopted resolutions whereby the terms of the Company's 12% Redeemable Preferred Stock (the "12% Stock"), as stated in the Certificate of Designations of Rights, Preferences and Limitations (the "Certificate of Designation"), would be amended to increase the threshold levels of new equity raised by the Company which trigger (i) an obligation to pay all accrued dividends, (ii) the Company's right to redeem the 12% Stock, and (iii) the right of the holder of the 12% Stock to convert that stock into Common Stock.

     Each share of 12% Stock is senior to the Company's outstanding Convertible Preferred Stock and senior to the Company's Common Stock. Dividends accrue at the rate per share of 12% per annum of the stated value, which is initially $10.00 per share. The Certificate of Designation currently provides that in the event the Company raises $10 million in new equity, all dividends that have accrued, but have not yet been paid, must be paid. Further, if the Company raises $15 million in new equity, the Company will have the right to redeem the 12% Stock for its liquidation value plus accrued but unpaid dividends. If the Company does not redeem the 12% Stock at that time, the dividend rate will increase to 18% and the holder thereof will have the right to convert such stock into Common Stock according to a conversion ratio determined by dividing the stated value of the 12% Stock ($10.00 per share) plus accrued but unpaid dividends per share by 80% of the per-share market value of the Common Stock at the date of conversion. The holders of 12% Stock do not have voting rights (except with respect to an amendment to the Certificate of Incorporation, as amended, or the Certificate of Designation that would have the effect of canceling or otherwise affecting the rights of the holders of such stock to receive dividends which have accrued but which have not been declared). The 12% Stock has a $10.00 per share liquidation plus accrued, but unpaid dividends, preference over the Convertible Preferred Stock and the Common Stock.

     The Board of Directors has received the agreement of the sole holder of the 12% Stock to an amendment to the Certificate of Designation whereby unpaid dividends would not become payable until the Company has raised $20 million in new equity, rather than the current $10 million. In addition, the Company will not have the right to redeem the 12% Stock and the holder of the 12% Stock will not have the right to convert that stock into Common Stock until the Company has raised $30 million in new equity rather than the current $15 million. The Board of Directors believes the proposed amendment will substantially increase the financial flexibility of the Company by delaying the time until it is required to pay accrued but unpaid dividends, redeem the 12% Stock or be faced with a substantial increase in its dividend rate.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required to approve the modifications to the terms of the Company's Certificate of Designation with respect to the 12% Stock. Additionally, the consent of the holder of the 12% Stock, which has already been obtained, is required for this amendment.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE TERMS OF THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND LIMITATIONS OF THE COMPANY'S 12% REDEEMABLE PREFERRED STOCK, TO INCREASE THE THRESHOLD LEVELS OF NEW EQUITY RAISED BY THE COMPANY WHICH TRIGGER (i) AN OBLIGATION TO PAY ALL ACCRUED DIVIDENDS, (ii) THE COMPANY'S RIGHT TO REDEEM THE 12% REDEEMABLE PREFERRED STOCK, AND (iii)

THE RIGHT OF THE HOLDER OF THE 12% REDEEMABLE PREFERRED STOCK TO CONVERT THAT STOCK INTO COMMON STOCK.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any matter not described herein should properly come before the Meeting, the person named in the proxy card will vote the Shares in accordance with his best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for Stockholder action at the Annual Meeting.


              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Although neither the Board of Directors nor the Compensation Committee, which was formed in January 1998, has adopted a formal overall compensation policy applicable to the Company's executive officers, the purpose of the Company's executive compensation is to enable the Company to attract, maintain and motivate qualified executives to ensure the long-term success of the Company and its business strategies.

     On April 28, 1997, the Company adopted an executive deferred compensation plan, the Security Associates International, Inc. Supplemental Employees' Retirement Plan (the "Plan"), pursuant to which annual awards may be made to plan participants in the form of shares of the Company's Common Stock, with up to 20% of said awards to be earned at the end of each of the five years following an initial award based on the Board's assessment of each officer's performance against the Company's goals and objectives for that year. As of December 31, 1997, a total of 1,081,768 shares were awarded under the Plan. Of the potential 216,354 shares that could have been earned in 1997, 162,265 shares were actually earned, 75% of that year's eligible shares. The Board approved a new award whereby the 54,088.5 shares that were not earned in 1997, plus an additional 54,088.5 shares, were credited to the participants' accounts and are eligible to be earned over a five-year period beginning January 1, 1998, subject to the same terms as the original award.

     The Compensation Committee intends to review the compensation policy for the Company's executive officers in order to align executive compensation with the business objectives and performance of the Company and to continue to emphasize incentive compensation. Executive compensation has generally consisted of three principal components: base salary, bonus and awards of Common Stock under the Plan.

     On August 29, 1996, the Company entered into a three year employment agreement with James S. Brannen to serve as the Company's President and Chief Executive Officer. Pursuant thereto, Mr. Brannen currently receives an annual salary of $175,000, which amount may be increased following an annual salary review. In addition, Mr. Brannen will participate in such other benefits as are offered to other executive employees of the Company.

     The employment agreements and salary, bonus and Common Stock awards paid or granted by the Company to the Chief Executive Officer and the other most highly compensated executive officers of the Company in 1997 are set forth in the tables in the section entitled "Executive Compensation". The Board of Directors believes that the present executive officers of the Company are dedicated to increasing profitability and Stockholder value and that the compensation to be paid to the executives of the Company will contribute to this focus.

                             THE BOARD OF DIRECTORS


            Ronald I. Davis                        James S. Brannen
            Thomas J. Salvatore                    Douglas Oberlander
            Michael B. Jones



                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee is presently composed of Thomas J. Salvatore, Michael B. Jones and Douglas Oberlander. None of the members of the Compensation Committee is or was formerly an officer or employee of the Company.

                    STOCKHOLDER RETURN AND PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percent change in the cumulative total Stockholder return on the Company's Common Stock against the Russell 2000 Index and the Mallon Global Security Index. The graph assumes that $100 was invested on January 1, 1993 at the price of $3.50 per share in the Company's Common Stock, and each of the Russell 2000 Index and the Mallon Global Security Index, and that all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS
         PERFORMANCE GRAPH FOR SECURITY ASSOCIATES INTERNATIONAL, INC.

                   Prepared by Buttonwood Advisory Group, Inc.
       Produced on February 11, 1998, including data to December 31, 1997



                         GRAPHIC REPRESENTATION OF THE
                   INFORMATION CONTAINED IN THE TABLE BELOW.





                    ASSUMES $100 INVESTED ON JANUARY 1, 1993
                      ASSUMES DIVIDENDS REINVESTED THROUGH
                      FISCAL YEAR ENDING DECEMBER 31, 1997



MEASUREMENT PERIOD  RUSSELL 2000 INDEX  MALLON GLOBAL SECURITY INDEX  THE COMPANY
------------------  ------------------  ----------------------------  -----------
January 1, 1993     $100.00             $100.00                       $100.00
FYE 1993            $117.00             $129.40                       $ 21.40
FYE 1994            $113.25             $127.76                       $  7.13
FYE 1995            $142.90             $189.98                       $ 11.60
FYE 1996            $164.00             $268.82                       $ 80.15
FYE 1997            $203.00             $323.40                       $151.40

                               EXECUTIVE OFFICERS

     The following table sets forth information with respect to the executive officers of the Company. The biographies of James S. Brannen and Ronald I. Davis are set forth above under Item No. 1 - Election of Directors.


       NAME          AGE                  POSITION WITH THE COMPANY
       ----          ---                  -------------------------
JAMES S. BRANNEN      59        PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
RONALD I. DAVIS       59        CHAIRMAN OF THE BOARD OF DIRECTORS
DANIEL S. ZITTNAN     43        VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
STEPHEN RUBIN         51        SENIOR VICE PRESIDENT
RONALD J. CARR        46        VICE PRESIDENT
TIMOTHY M. MCAULIFF   39        VICE PRESIDENT
KAREN B. DANIELS      43        VICE PRESIDENT
SCOTT J. MACDOUGAL    39        VICE PRESIDENT

     DANIEL S. ZITTNAN, age 43, has served as Vice President, Chief Financial Officer and Treasurer of the Company since October 7, 1997. Mr. Zittnan spent over thirteen years with Arthur Andersen LLP, most recently as a senior manager. Mr. Zittnan holds a BA in accounting from DePaul University and is a member of the AICPA and ICPA Society.

     STEPHEN RUBIN, age 51, is a founder of the Company and has been Senior Vice President since October 1990. From 1987 to 1990, he was a senior vice president of SAI Partners, Inc. From 1978 to 1986, Mr. Rubin was an officer of Davis Marketing Group and Security Alliance Corporation. Mr. Rubin has a B.S. degree from Northern Michigan University and MBA degree from Loyola University. Mr. Rubin has the principal responsibility for the day-to-day relationships with the dealers in the Company's Dealer Network and for negotiating account acquisitions.

     RONALD J. CARR, age 46, has been a Vice President of the Company since March 1997. Mr. Carr is also the president of Telecommunications Associates Group, Inc., a wholly owned subsidiary of the Company, and is a member of the board of directors of the Central Station Alarm Association. From March 1996 to March 1997, Mr. Carr was director of Telecommunications and Central Station Operations for Ameritech's SecurityLink subsidiary. From 1991 to 1996 he was director of Telecommunications for ADT, Inc. Mr. Carr holds a Bachelors Degree in Business Administration from Brookdale College.

     TIMOTHY M. McAULIFF, age 39, has served as Vice President and Chief Credit Officer since January 1998. Prior to becoming Chief Credit Officer, Mr. McAuliff was Vice President of Operations starting in September 1996. Mr. McAuliff served as a vice president responsible for acquisition and credit for Old Kent Leasing, a subsidiary of Old Kent Financial Corporation from December 1995 to September 1996. From October 1994 to December 1995, Mr. McAuliff was accounting manager for Advo, Inc., a direct mail marketing firm. From December 1992 to October 1994, he was division controller for a publishing firm, Thomson Corporation. From 1986 through 1992, Mr. McAuliff was a manager for the Tribune Company, a publishing and broadcasting company. Mr. McAuliff holds a Bachelors Degree in Business Administration from Elmhurst College.

     KAREN B. DANIELS, age 43, has served as Vice President since October 7, 1997. Prior to becoming a Vice President, Ms. Daniels acted as a consultant for the Company starting in March 1997, and prior to that for Ameritech AIIS, since 1995. From March, 1990, to June, 1995, Ms. Daniels was vice president/controller for Editel-Chicago, a division of Unitel Video, Inc., a video post-production company. Ms. Daniels has a Bachelors Degree in Industrial Administration-Finance from Iowa State University. Ms. Daniels is also a Certified Public Accountant.

     SCOTT J. MacDOUGAL, age 39, has been a Vice President with the Company and president of Alarm Funding Corporation, a wholly owned subsidiary of the Company, since October 7, 1997. Previously, he was principal of Cornerstone Funding Inc., a financial advisory company serving small businesses. Mr. MacDougal spent five years in the venture capital industry, as vice president of business development for Kentco Capital Corp. of Northfield, Illinois.
Prior to that, he spent eight years in the banking industry, most recently as vice president in the communications companies division at The First National Bank of Chicago. Mr. MacDougal holds a BA in journalism from the University of Wisconsin, and an MBA in Finance from The Wharton School.

     The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors, until their successors are duly elected and qualified or until his or her death, resignation or removal by the Board. Each executive officer is a full time employee of the Company. Ronald
I. Davis and Stephen Rubin are brothers-in-law. There are no other family relationships between any director or executive officer of the Company.


                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth compensation awarded or earned by the Company's President and Chief Executive Officer and the other most highly paid executive officers during the year ended December 31, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                      -------------------------------------------   -------------------------------------
                                                                            AWARDS              PAYOUTS
                                                                    -----------------------    ----------
                                                                    RESTRICTED                              ALL OTHER
NAME AND PRINCIPAL                                   OTHER ANNUAL     STOCK      SECURITIES      LTIP       COMPENSA
    POSITION          YEAR     SALARY      BONUS     COMPENSATION     AWARDS     UNDERLYING    PAYOUTS(4)    -TION(5)
------------------    ----     ------      -----     ------------   ----------   ----------    ----------   ---------
James S. Brannen      1997    $125,000   $11,635      $23,835(1)        --           --         $154,103     $838
  President, Chief
  Executive Officer
  and Director        1996    $ 94,523        --          --            --           --             --          --
Ronald I. Davis       1997    $125,858   $11,635      $22,949(2)        --           --         $154,103     $844
  Chairman of the
  Board(6)
Stephen Rubin         1997    $104,999   $ 8,462      $11,586(3)        --           --         $ 95,625     $694
  Senior Vice
  President(6)


________________________
1)   Includes $22,871 for automobile allowance.
2)   Includes $22,319 for automobile allowance.
3)   Includes $10,752 for automobile allowance.
4) Earned awards under the Company's Supplemental Employees' Retirement Plan. See "Deferred Compensation Stock Plan."
5)   Amount is matching funds from Company pursuant to the Company's 401(k)
     Plan.
6)   Annual salary and bonus did not exceed $100,000 in 1996.

EXECUTIVE OPTION EXERCISES TABLE

     The following table contains information concerning the stock option exercises made by each of the Named Executive Officers in 1997:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                       NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                       OPTIONS/SARS AT FISCAL     OPTIONS/SARS AT FISCAL
                                                       YEAR END                   YEAR END
                                                     -------------------------   -------------------------
                  SHARES ACQUIRED       VALUE
      NAME          ON EXERCISE       REALIZED(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------  ---------------   --------------   -------------------------   -------------------------
James S. Brannen      278,308        $442,510                  --/--                       --/--
Ronald I. Davis       278,308        $442,510             120,000/--(2)                 $517,500/--
Stephen Rubin         185,539        $295,007              40,000/--(3)                 $172,500/--


____________________
1) Pursuant to an appraisal of the stock performed by an independent appraiser.
2) By virtue of a warrant owned by SAI Partners, Inc. of which Mr. Davis is the sole stockholder. The warrant has an exercise price of $1 per share and expires December 31, 1999.
3) By virtue of a warrant with an exercise price of $1 per share which expires December 31, 1999.


LONG-TERM INCENTIVE PLANS TABLE

     The following table contains information concerning awards under the Company's long-term incentive plan to the Named Executive Officers in 1997:

            LONG-TERM INCENTIVE PLANS - AWARD IN LAST FISCAL YEAR(1)

                                                                 ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                            PRICE-BASED PLANS
                                                              -----------------------------------------------
                  NUMBER OF SHARES,        PERFORMANCE OR
                   UNITS OR OTHER        OTHER PERIOD UNTIL
      NAME             RIGHTS           MATURATION OR PAYOUT  THRESHOLD         TARGET            MAXIMUM
----------------  -----------------     --------------------  ---------  -------------------   --------------
James S. Brannen         29,008         Maximum of 20% per       --      38,677 shares per     193,384 shares
                                        year for each of                 year
                                        five years starting
                                        FYE 1997
Ronald I. Davis          29,008         Maximum of 20% per       --      38,677 shares per     193,384 shares
                                        year for each of                 year
                                        five years starting
                                        FYE 1997
Stephen Rubin            18,000         Maximum of 20% per       --      24,000 shares per     120,000 shares
                                        year for each of                 year
                                        five years starting
                                        FYE 1997


______________________
1) Awards under the Company's Supplemental Employee's Retirement Plan. See "- Deferred Compensation Stock Plan."

EMPLOYMENT AGREEMENTS

     On August 29, 1996, the Company entered into a three year employment agreement with James S. Brannen to serve as the Company's President and Chief Executive Officer. Pursuant thereto, Mr. Brannen currently receives an annual salary of $175,000, which amount may be increased following an annual salary review. The employment agreement provides that Mr. Brannen is entitled to severance pay equal to 2.99 times his annual salary at the time of termination upon: (i) expiration of the term of the employment agreement (including any renewals) unless terminated for cause, as defined in the employment agreement;
(ii) death or disability; or (iii) if Mr. Brannen terminates his employment because of: (a) a diminution of his responsibilities or authority or being assigned duties inconsistent with the position of President; (b) a requirement that he serve from a location other than the greater Chicago metropolitan area;
(c) breach of the employment agreement by the Company; or (d) a change of control of the Company. In addition, Mr. Brannen will participate in such other benefits as are offered to other executive employees of the Company.

     On August 29, 1996, the Company entered into a three year employment agreement with Ronald I. Davis to serve as the Company's Chairman of the Board of Directors. Pursuant thereto, Mr. Davis currently receives an annual salary of $175,000, which amount may be increased following an annual salary review. The employment agreement provides that Mr. Davis is entitled to severance pay equal to 2.99 times his annual salary at the time of termination upon: (i) expiration of the term of the employment agreement (including any renewals) unless terminated for cause, as defined in the employment agreement; (ii) death or disability; or (iii) if Mr. Davis terminates his employment because of: (a) a diminution of his responsibilities or authority or being assigned duties inconsistent with the position of Chairman of the Board; (b) a requirement that he serve from a location other than the greater Chicago metropolitan area; (c) breach of the employment agreement by the Company; or (d) a change of control of the Company. In addition, Mr. Davis will participate in such other benefits as are offered to other executive employees of the Company.

     On August 30, 1996, the Company entered into a three year employment agreement with Stephen Rubin to serve as the Company's Senior Vice President. Pursuant thereto, Mr. Rubin currently receives an annual salary of $120,000, which amount may be increased following an annual salary review. The employment agreement provides that Mr. Rubin is entitled to severance pay equal to 2.99 times his annual salary at the time of termination upon: (i) expiration of the term of the employment agreement (including any renewals) unless terminated for cause, as defined in the employment agreement; (ii) death or disability; or (iii) if Mr. Rubin terminates his employment because of: (a) a diminution of his responsibilities or authority or being assigned duties inconsistent with the position of Senior Vice President; (b) a requirement that he serve from a location other than the greater Chicago metropolitan area; (c) breach of the employment agreement by the Company; or (d) a change of control of the Company. In addition, Mr. Rubin will participate in such other benefits as are offered to other executive employees of the Company.

DEFERRED COMPENSATION STOCK PLAN

     The Board of Directors on April 28, 1997, adopted an executive deferred compensation plan entitled "Security Associates International Inc. Supplemental Employees' Retirement Plan" (the "Plan"), whereby the Board of Directors may make annual year-end awards to plan participants in the form of shares of the Company's Common Stock. The Plan establishes a deferred compensation program for participating officers, by crediting an initial amount of shares to the plan and awarding the shares in the following manner. At the end of each fiscal year for the first five years following an award, each participant may earn up to a maximum of 20% of the aggregate shares credited to such participant. The actual number of shares awarded is based on the Board's assessment of each participating officer's performance against the Company's goals and objectives for the year. As of December 31, 1997, a total of 1,081,768 shares have been credited to the Plan. For the Company's first Plan year ending December 31, 1997, the Board awarded 75% of the eligible year end award shares (162,265 in the aggregate) to the Plan's participants. The Board approved a new award under the Plan whereby the 54,088.5 shares that were not earned in 1997, plus an additional 54,088.5 shares, were credited to the participants' accounts and are eligible to be earned over a five year period beginning January 1998. The Company had no executive deferred compensation plan or stock plan prior to the adoption of the Plan.

401(k) PLAN

     On April 28, 1997, the Board of Directors adopted the Datair Mass Submitted Prototype Standardized Cash or Deferred Profit Sharing Plan and Trust ("401(k) Plan"). Effective June 1, 1997, any employee of the Company, including the Company's Named Executive Officers, who has completed six months of employment may contribute to the 401(k) Plan. The Company will contribute to each employee's account an amount equal to 25% of the first 4% of each employee's compensation that is contributed by each employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 5, 1996, TJS Partners, L.P. ("TJS") invested a total of $5 million in the Company. The investment consisted of the purchase of 3,525,682 shares of Common Stock for $1,558,351 pursuant to a Common Stock Purchase and Subscription Agreement (the "Agreement") and a loan to the Company of $3,441,649 evidenced by a Convertible Subordinated Promissory Note. The bid and asked prices of the Company's Common Stock on September 5, 1996 was $.875 bid and $1.125 asked. The shares of Common Stock issued to TJS represented approximately 49% of the issued and outstanding Common Stock of the Company. As part of these transactions, the Company entered into a Standby Option and Warrant Agreement pursuant to which the Company granted TJS certain contingent "mirror options" (or "Standby Options") to purchase 1,855,243 shares of Common Stock that were exercisable in an equivalent number and at the same price in the event any of the Company's then existing option holders (designated in the Standby Option and Warrant Agreement) exercised their options. TJS must exercise its Standby Options within 30 days of the dates on which the existing option holders exercise their options. Under the Agreement and amendments thereto (see paragraph below describing the 1997 restructuring of the TJS' investment effective as of December 31, 1996), the mirror options are now exercisable at prices ranging from $57.00 to $300.00 per share of Convertible Preferred Stock (the equivalent of $0.57 to $3.00 per share of Common Stock).

     The Agreement included a grant by TJS to Ronald I. Davis and James S. Brannen of a voting proxy to vote all of TJS' shares of Common Stock for a period ending on the earlier of 18 months following the closing of that transaction or the second annual meeting of stockholders following the closing. The proxy expired after the 1997 Annual Meeting of Shareholders held on September 19, 1997. TJS was also granted certain rights of first refusal with respect to issuance of new securities, which have been waived in connection with the Company's offering pursuant to a Registration Statement on Form S-1 (the "Offering") and in connection with the private placement of 1,000,000 shares of the Company's Common Stock which closed on December 31, 1997. Also, TJS was granted "piggyback" and demand registration rights for its shares of the Company's capital stock. Those rights were waived in connection with the Offering. TJS also has the right to designate two members of the Company's Board of Directors. Thomas J. Salvatore, Managing General Partner of TJS Management, L.P., TJS's General Partner is one such designee. As of the date of this Proxy Statement, TJS has not designated an additional Board member.

     The Convertible Subordinated Promissory Note provided the holder of that Note with the right to convert the principal amount of that Note into Common Stock in the event of a public offering, other than the Offering, or the use of Common Stock in a business acquisition. These provisions are no longer applicable as explained below.

     On December 31, 1996, TJS and the Company agreed to restructure TJS' total investment in the Company (the "TJS Amendment"). Pursuant to the TJS Amendment, the shares of Common Stock originally purchased and the Convertible Subordinated Promissory Note were canceled. In their place, the Company issued to TJS 35,257 shares of Convertible Preferred Stock (each convertible into 100 shares of Common Stock), 344,165 shares of 12% Stock and a warrant to purchase
15,000 shares of Convertible Preferred Stock at $250.00 per share.   In
addition, TJS entered into a Subordinated Loan Agreement with the Company pursuant to which the Company has a $5,000,000 line of credit. The $5,000,000 line of credit bears interest at 12% per annum payable semiannually and is due on December 31, 2002. On November 1, 1996, TJS loaned the Company $500,000 and made further loans of $4,200,000 on January 2, 1997, $250,000 on May 1, 1997, and $50,000 on December 1, 1997.

     As part of the TJS Amendment, the Standby Option and Warrant Agreement was amended so that TJS' mirror options are henceforth exercisable to purchase Convertible Preferred Stock rather than Common Stock. On April 21, 1997, TJS purchased 5,215.88 shares of Convertible Preferred Stock (the equivalent of 521,588 shares of Common Stock) for an aggregate purchase price of $233,370 pursuant to the mirror options. Since October 20, 1997, the effective date of the Company's Registration Statement covering the Offering, TJS has purchased an additional 8,761.55 shares of Convertible Preferred Stock (the equivalent of 876,155 shares of Common Stock) pursuant to the exercise of Standby Options, for an aggregate price of $588,079.40. On November 12, 1997, TJS also exercised its Warrant to purchase 15,000 shares of Convertible Preferred Stock (the equivalent of 1,500,000 shares of Common Stock) for a total exercise price of $3,750,000. Thus TJS now owns a total of 64,584.43 shares of Convertible Preferred Stock (of the 68,810 shares of Convertible Preferred Stock designated). TJS may purchase the remaining 4,225.57 designated but unissued shares of Convertible Preferred Stock if and when the remaining option holders identified in the Amended Standby Option and Warrant Agreement exercise their options.

     On January 22, 1998, TJS agreed to amendments to the Certificate of Designation with respect to the 12% Stock and to the Subordinated Loan Agreement, which will allow the Company to raise additional capital without triggering TJS' rights 1) to receive payment of accrued but unpaid dividends from the 12% Stock; 2) to a receive a higher dividend rate (18% instead of 12%); 3) to convert the 12% Stock into Common Stock according to a conversion ratio determined by dividing the stated value of the 12% Stock ($10.00 per share) plus accrued but unpaid dividends per share by 80% of the per share market value of the Common Stock at the date of conversion; and 4) to receive payment of all of the Corporation's obligations under the Subordinated Loan Agreement. As a result of this agreement, the "new equity thresholds" are $20 million (increased from $10 million previously) with respect to the right to receive payment of accrued but unpaid dividends and $30 million (increased from $15 million previously) with respect to the other three enumerated rights. The Company and TJS have agreed to amend the Subordinated Loan Agreement and the Company's Board has recommended to the Stockholders that the Certificate of Designation for the 12% Stock be amended consistent with the foregoing terms.

     ProFinance Associates, Inc., a registered broker-dealer, was due a financing fee of $218,208 in connection with the foregoing sales of securities to TJS, pursuant to an agreement with the Company. On December 31, 1997, the Company and ProFinance entered into an agreement to settle this obligation as follows: 1) payment of $175,000 cash, offset by $50,000 owed to the Company by a joint venture between ProFinance and the Company; and 2) issuance of an option to ProFinance to purchase 25,000 shares of the Company's Common Stock at an exercise price of $6.00 per share, said option, which was issued on January 6, 1998, to expire December 31, 2002.

     On December 18, 1997, the Company's Board elected Michael B. Jones, the principal shareholder of ProFinance Associates, Inc., to serve as a Director of the Company effective January 1, 1998. In consideration of his agreement to become a Director, on January 6, 1998, the Company also granted Mr. Jones an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $6.00 per share, said option to expire on December 31, 2002. The Company has also agreed to pay him and the other two non-employee Directors (Thomas J. Salvatore and Douglas Oberlander) Directors' Fees of $500.00 per month.

     In connection with the December 31, 1997 agreement with ProFinance, the Company engaged ProFinance as an investment banker and has agreed to pay it a monthly retainer of $2,500 for financial advisory services to be rendered to the Company for a period of one year. Under the agreement, ProFinance will introduce the Company to acquisition opportunities and it will be entitled to receive transaction fees according to the standard "Lehman Formula" (as defined in that agreement) for each purchase that is closed.

     On December 12, 1997, TJS was issued an option to purchase 20% of the Common Stock of the Company's wholly-owned subsidiary Alarm Funding Corporation, at an exercise price of $1,000, in consideration of TJS' agreement to lend the subsidiary up to $1,500,000.

     On December 12, 1997, ProFinance Associates, Inc. was issued an option to purchase 20% of the Common Stock of the Company's wholly-owned subsidiary Alarm Funding Corporation, at an exercise price of $1,000, in consideration of leads to be provided identifying potential borrowers.

     On January 3, 1997, the Company paid $135,000 to Ronald I. Davis in connection with a previously negotiated agreement with SAI Partners, Inc. which is wholly-owned by Mr. Davis.

     Since October 20, 1997, Messrs. Brannen, Davis and Rubin have exercised options and Warrants to acquire shares for an aggregate exercise price of $423,028.35 as set forth below:


                                                           Average
     Option        Exercise  Number of    Aggregate       Per-Share
     Holder          Date     Shares    Exercise Price  Exercise Price
     ------          ----     ------    --------------  --------------
Ronald I. Davis    10/30/97   278,308    $158,636           $0.57
James S. Brannen   10/30/97   278,308    $158,636           $0.57
Stephen Rubin      10/30/97   185,539    $105,757           $0.57
                              -------    --------
Totals                        742,155    $423,029
                              =======    ========

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1998 by: (a) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock; (b) each of the Company's directors; (c) each of the Named Executive Officers; and (d) all directors and officers of the Company as a group. The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder, subject to community property laws where applicable.



                                                     BENEFICIAL OWNERSHIP

                                                 ----------------------------

                     NAME                        NUMBER OF SHARES  PERCENT(1)
                     ----                        ----------------  ----------
TJS Partners, L.P.(2)
52 Vanderbilt Avenue
New York, New York 10017.......................     6,458,443         51.4%

Ronald I. Davis(3)
c/o Security Associates International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005..............       928,422          7.3%

James S. Brannen(4)
c/o Security Associates International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005..............       526,616          4.2%

Thomas J. Salvatore(5)
c/o TJS Partners, L.P.
52 Vanderbilt Avenue
New York, New York 10017.......................     6,458,443         51.4%

Douglas Oberlander
10225 N. Knoxville Avenue
Peoria, Illinois 61615.........................       106,022           *

                                                     BENEFICIAL OWNERSHIP

                                                 ----------------------------

                     NAME                        NUMBER OF SHARES  PERCENT(1)
                     ----                        ----------------  ----------
Michael B. Jones (6)
33 Riverside Avenue
Westport, CT 06880.............................        41,000           *

Stephen Rubin(7)
c/o Security Associates International, Inc.
2101 S. Arlington Heights Road
Arlington Heights, Illinois 60005..............       362,078          2.9%

All Executive Officers and Directors as a group
(10 persons)...................................     8,422,581         66.2%

* Less than 1%
_______________________

(1) Applicable percentage of ownership as of March 31, 1998 is based upon 12,568,673 shares of Common Stock outstanding (including 6,458,443 shares issuable upon conversion of outstanding shares of Convertible Preferred Stock). Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Consists of 64,584.43 shares of Convertible Preferred Stock. Each share of Convertible Preferred Stock is convertible into and has the voting rights of 100 shares of Common Stock. TJS is the only holder of Convertible Preferred Stock.

(3) Includes 808,422 shares owned by Mr. Davis and SAI Partners, Inc. and 120,000 shares purchasable upon the exercise of a currently exercisable warrant. Excludes 225 shares owned by Beverly Davis, Mr. Davis' wife, 8,200 shares owned by Scott Davis, Mr. Davis' son, 3,000 shares owned by Ethan Davis, Mr. Davis' grandson, 3,000 shares owned by Benjamin Davis, Mr. Davis' grandson, and 9,301 shares owned by Ann Davis, Mr. Davis' sister, as to which Mr. Davis disclaims beneficial ownership.

(4) Includes 526,616 shares owned by Mr. Brannen. Excludes 7,580 shares owned by Martha A. Brannen, Mr. Brannen's wife, 10,000 shares owned by Craig Brannen, 10,000 shares owned by Sarah B. Ozee and 10,000 shares owned by Peter Brannen, Mr. Brannen's children, as to which Mr. Brannen disclaims beneficial ownership.

(5) Consists of 64,584.43 shares of Convertible Preferred Stock owned by TJS, Mr. Salvatore controls voting and disposition of these shares through TJS Management, L.P., which is the sole general partner of TJS.

(6) Includes 6,000 shares held directly; an option to purchase 10,000 shares of the Company's Common Stock at a price of $6.00 per share expiring December 31, 2002; and an option held by ProFinance Associates, Inc. (of which Mr. Jones is the principal stockholder) to purchase 25,000 shares of the Company's Common Stock at a price of $6.00 per share expiring December 31, 2002.

(7) Includes 362,078 shares owned by Mr. Rubin. Excludes 9,000 shares owned by Jamie Rubin, Mr. Rubin's son, as to which Mr. Rubin disclaims beneficial ownership.


     The following table sets forth certain information regarding the beneficial ownership of Convertible Preferred Stock as of March 31, 1998 by (if applicable): (a) each person known by the Company to beneficially own more than five percent of the outstanding shares of Convertible Preferred Stock; (b) each of the Company's directors; (c) each of the Named Executive Officers; and (d) all directors and officers of the Company as a group. The Company believes that each person named below has sole voting and investment power with respect to all shares of Convertible Preferred Stock shown as beneficially owned by such holder, subject to community property laws where applicable.


                                                     BENEFICIAL OWNERSHIP

                                                 ----------------------------

                     NAME                        NUMBER OF SHARES  PERCENT(1)
                     ----                        ----------------  ----------
TJS Partners, L.P.(2)
52 Vanderbilt Avenue
New York, New York 10017.......................     64,584.43         100%

Thomas J. Salvatore(3)
c/o TJS Partners, L.P.
52 Vanderbilt Avenue
New York, New York 10017.......................     64,584.43         100%

All Executive Officers and Directors as a group
(10 persons)...................................     64,584.43         100%


__________________________________

(1) Applicable percentage of ownership as of March 31, 1998 is based upon 64,584.43 shares of Convertible Preferred Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Consists of 64,584.43 shares of Convertible Preferred Stock. Each share of Convertible Preferred Stock is convertible into, and has the voting rights of, 100 shares of Common Stock. TJS is the only holder of Convertible Preferred Stock.

(3) Consists of 64,584.43 shares of Convertible Preferred Stock owned by TJS, Mr. Salvatore controls voting and disposition of these shares through TJS Management, L.P., which is the sole general partner of TJS.


      The following table sets forth certain information regarding the beneficial ownership of 12% Stock as of March 31, 1998 by (if applicable): (a) each person known by the Company to beneficially own more than five percent of the outstanding shares of 12% Stock; (b) each of the Company's directors; (c) each of the Named Executive Officers; and (d) all directors and officers of the Company as a group. The Company believes that each person named below has sole voting and investment power with respect to all shares of 12% Stock shown as beneficially owned by such holder, subject to community property laws where applicable.


                                                     BENEFICIAL OWNERSHIP

                                                 ----------------------------

                     NAME                        NUMBER OF SHARES  PERCENT(1)
                     ----                        ----------------  ----------
TJS Partners, L.P.(2)
52 Vanderbilt Avenue
New York, New York 10017.......................      344,165          100%

Thomas J. Salvatore(3)
c/o TJS Partners, L.P.
52 Vanderbilt Avenue
New York, New York 10017.......................      344,165          100%

All Executive Officers and Directors as a group
(10 persons)...................................      344,165          100%

___________________________

(1) Applicable percentage of ownership as of March 31, 1998 is based upon 344,165 shares of 12% Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and

Exchange Commission, and unless otherwise noted includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Consists of 344,165 shares of 12% Stock. Each share of 12% Stock is convertible into and has the voting rights of 100 shares of Common Stock. TJS is the only holder of 12% Stock.

(3) Consists of 344,165 shares of 12% Stock owned by TJS, Mr. Salvatore controls voting and disposition of these shares through TJS Management, L.P., which is the sole general partner of TJS.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all such
Section 16(a) filing requirements were complied with.


               STOCKHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

     Any Stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1999 Annual Meeting of Stockholders should submit the proposal in writing to: Howard Schickler, Secretary, Security Associates International, Inc., 2101 South Arlington Heights Road, Suite 100, Arlington Heights, Illinois 60005. The Company must receive a proposal by January 5, 1999 in order to consider it for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting of Stockholders. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                               OTHER INFORMATION

     The 1997 Annual Report to Stockholders of the Company which includes a copy of the Company's Annual Report on Form 10-K for the fiscal year 1997, is being mailed to all Stockholders of record and accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits) will be furnished, without charge, by writing to John Aneralla, c/o Buttonwood Advisory Group, Inc., P.O. Box 2158, Huntersville, North Carolina 28070.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, the Company's independent public accountants, has examined the Company's financial statements for the fiscal year ended December 31, 1997. The Company expects a representative to be available at the Annual Meeting to respond to appropriate questions from Stockholders.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, who will receive no additional compensation for such activities. In addition, the Company may engage the services of a professional proxy solicitation firm to assist in the solicitation of proxies and will pay the fees and expenses charged by such firm. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation materials to beneficial owners of Common Stock and Convertible Preferred Stock held of record by such persons.


     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.


                                       /s/ James S. Brannen
                                       -------------------------------------
                                       JAMES S. BRANNEN
                                       President and Chief Executive Officer

Arlington Heights, Illinois
April 17, 1998

                            PROXY FOR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SECURITY ASSOCIATES INTERNATIONAL, INC.
2101 SOUTH ARLINGTON HEIGHTS ROAD
SUITE 100
ARLINGTON HEIGHTS, ILLINOIS 60005

The undersigned hereby appoints Howard Schickler as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock and Convertible Preferred Stock of Security Associates International, Inc. held of record by the undersigned on March 25, 1998, at the Annual Meeting of Stockholders to be held on May 19, 1998 or any adjournment thereof.

1.   ELECTION OF DIRECTORS (Mark only one box)



     FOR  [ ]                  AGAINST  [ ]
     All nominees listed below all nominees listed below
     (except as marked to the
     contrary below)

Ronald I. Davis; James S. Brannen; Thomas J. Salvatore; Douglas Oberlander; Michael B. Jones

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (Mark only one box)


             FOR  [ ]          AGAINST  [ ]        ABSTAIN  [ ]


3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF PREFERRED STOCK FROM 500,000 SHARES TO 1,000,000 SHARES (Mark only one box).


             FOR  [ ]          AGAINST  [ ]        ABSTAIN  [ ]


4. PROPOSAL TO AMEND THE TERMS OF THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND LIMITATIONS OF THE COMPANY'S 12% REDEEMABLE PREFERRED STOCK, TO INCREASE THE THRESHOLD LEVELS OF NEW EQUITY RAISED BY THE COMPANY WHICH TRIGGER
(i) AN OBLIGATION TO PAY ALL ACCRUED DIVIDENDS, (ii) THE COMPANY'S RIGHT TO REDEEM THE 12% REDEEMABLE PREFERRED STOCK, AND (iii) THE RIGHT OF THE HOLDER OF THE 12% REDEEMABLE PREFERRED STOCK TO CONVERT THAT STOCK INTO COMMON STOCK (Mark only one box).

             FOR  [ ]          AGAINST  [ ]        ABSTAIN  [ ]


5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1,2,3,4, and 5.

Please sign exactly as name appears below.


____________________________________________
(Affix Mailing Label Here)


Date: ________________________________, 1998

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.



_________________________________________
Signature of Stockholder



_________________________________________
Signature, if held jointly




     If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.


Title: ____________________________________

                                                                         ANNEX A



                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION,
                                   AS AMENDED


     Security Associates International, Inc. (the "Corporation"), a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That on February 10, 1998, the Board of Directors of the Corporation duly adopted the following resolutions setting forth a proposed amendment to the Corporation's Certificate of Incorporation, as amended, declaring the amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation, as amended, of Security Associates International, Inc., be and hereby is amended (the "Amendment") by deleting Article IV (i) and (ii) in its entirety and substituting therefor a new Article IV (i) and (ii) as follows:

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 51,000,000 shares, which shall be classified as follows:

     (i) 50,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock")

     (ii) 1,000,000 shares of Preferred Stock, $10.00 par value per share ("Preferred Stock"), which may be issued from time to time in one or more series. The number of shares, the stated value and dividend rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations and restrictions shall be fixed in the case of each series by resolution of the Board of Directors at the time of issuance, subject in all cases to the laws of the State of Delaware applicable thereto, and set forth in a certificate of designations filed and recorded with respect to each series in accordance with the laws of the of Delaware; and

     FURTHER RESOLVED, that, further to effectuate the foregoing, the proper officers of the Corporation be and they are hereby authorized and directed to execute and file with the Secretary of State of Delaware and any other appropriate governmental office appropriate articles of amendment of the Certificate of Incorporation, as amended, of the Corporation, and authorized and empowered to take all such action as any of them may deem necessary or desirable to effectuate the foregoing.